Exhibit 99.1

Ambrx to Commence Trading on Nasdaq

Company to Transfer Stock Exchange Listing from NYSE to Nasdaq

Ticker symbol will remain “AMAM”

SAN DIEGO, March 6, 2023 —Ambrx Biopharma Inc. (NYSE: AMAM) (“Ambrx” or “the Company”) today announced that it will voluntarily transfer its stock exchange listing to the Nasdaq Stock Market from the New York Stock Exchange, effective March 16, 2023 after market close. Ambrx’s American Depositary Shares are expected to begin trading as a Nasdaq-listed security on March 17, 2023. The Company will retain its current ticker symbol “AMAM”.

“The listing of our stock on the Nasdaq represents a significant milestone in our growth as a publicly-traded company and is an important step that will help facilitate our mission to discover, develop and deploy medicines to treat cancer,” said Daniel J. O’Connor, President and Chief Executive Officer of Ambrx. “We believe this listing will increase our visibility in the marketplace and ultimately enhance long-term shareholder value.”

About Ambrx Biopharma Inc.

Ambrx is a clinical stage biopharmaceutical company using an expanded genetic code technology platform to discover and develop next generation antibody drug conjugates (ADCs) and other engineered therapies to modulate the immune system. Ambrx is advancing a focused portfolio of clinical and preclinical programs designed to optimize efficacy and safety in multiple cancer indications, including ARX517, its proprietary antibody-drug conjugates (ADC) targeting the prostate-specific membrane antigen (PSMA) and ARX788, its proprietary ADC targeting HER2. In addition, Ambrx has preclinical and clinical collaborations with multiple partners on drug candidates generated using Ambrx technology. Ambrx spun out of The Scripps Research Institute in 2003 and has several other product candidates involving ADCs and other aspects of Ambrx’s protein engineering technology. For more information, please visit www.ambrx.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by the words “expect,” “will” and similar expressions, and include, without limitation, express or implied statements regarding the timing of Ambrx’s listing on the Nasdaq Stock Market and Ambrx’s beliefs and expectations regarding the listing on the Nasdaq Stock Market. Forward-looking statements are based on Ambrx’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the continuing impact of the COVID-19 pandemic and other public health-related risks and events on Ambrx’s business, operations, strategy, goals and anticipated milestones; Ambrx’s ability to execute on its strategy including with respect to the timing of its R&D efforts, initiation of clinical trials and other anticipated milestones; risks associated with development and marketing approval of novel therapeutics, including potential delays in clinical trials and regulatory submissions and the fact that future clinical trial results/data may not be consistent with interim, initial or preliminary results/data or results/data from prior preclinical studies or clinical trials; Ambrx’s ability to fund operations as anticipated; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Ambrx’s Annual Report on Form 20-F filed with the SEC on April 26, 2022, and elsewhere in Ambrx’s filings and reports with the SEC. Forward-looking statements contained in this press release are made as of this date, and Ambrx undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Contacts

INVESTORS

Mike Moyer

LifeSci Advisors

617-308-4306

mmoyer@lifesciadvisors.com

MEDIA

Mike Tattory

Account Supervisor LifeSci Communications

media@ambrx.com

Source: Ambrx Biopharma, Inc.

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